For Immediate Release
Contact:
Patrick Pedonti, Chief Financial Officer — 860-298-4738
Lese Amato, Investor Relations – 860-298-4653
Email: investorrelations@sscinc.com
SS&C Stockholders Approve Acquisition of the Company
WINDSOR, CT – November 22, 2005 – SS&C Technologies, Inc. (NASDAQ: SSNC) today announced that, at a special meeting of the stockholders of SS&C Technologies, Inc. held today, the stockholders of the Company voted to adopt the merger agreement with entities affiliated with The Carlyle Group, a global private equity firm.
On July 28, 2005, SS&C entered into a merger agreement with Sunshine Acquisition Corporation and its wholly owned subsidiary, Sunshine Merger Corporation, entities affiliated with The Carlyle Group.
The merger is anticipated to be completed on Wednesday, November 23, 2005, subject to the satisfaction of closing conditions. SS&C stockholders will receive $37.25 per share in cash, without interest. SS&C stock will cease to trade on the NASDAQ National Market at the close of market on the date of closing and will be delisted on such date.
About SS&C Technologies, Inc.
SS&C delivers investment and financial management software and related services focused exclusively on the financial services industry. By leveraging expertise in common investment business functions, SS&C cost-effectively serves clients in the different industry segments, including: 1) financial institutions, 2) hedge funds and family offices, 3) institutional asset management, 4) insurance entities and pension funds, 5) municipal finance, 6) commercial lending, and 7) real estate property management. SS&C is publicly traded on NASDAQ under the symbol “SSNC”. Additional information on SS&C is available at www.ssctech.com.
About The Carlyle Group
The Carlyle Group is a global private equity firm with $31 billion under management. Carlyle invests in buyouts, venture capital, real estate and leveraged finance in Asia, Europe and North America, focusing on aerospace & defense, automotive & transportation, consumer & retail, energy & power, healthcare, industrial, information technology, business services and telecommunications & media. Since 1987, the firm has invested $14.3 billion of equity in 414 transactions for a total purchase price of $49.5 billion. The Carlyle Group employs more than 600 people in 14 countries. In the aggregate, Carlyle portfolio companies have more than $30 billion in revenue and employ more than 131,000 people around the world. Visit www.carlyle.com for additional information.
Cautionary Statement Concerning Forward-Looking Information
Statements in this press release regarding the proposed merger, the expected effects, timing and completion of the proposed transaction and any other statements about SS&C’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes”, “plans”, “anticipates”, “expects”, “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the failure of Sunshine Acquisition Corporation to consummate the necessary debt financing arrangements set forth in a commitment letter received by Sunshine Acquisition Corporation or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in SS&C’s industry, changes in government regulation, failure to manage the integration of acquired companies and other risks that are contained in documents and the other factors described in SS&C’s Annual Report on Form 10-K for the year ended December 31, 2004 and its most recent quarterly report filed with the SEC. In addition, any forward-looking statements represent SS&C’s estimates only as of today and should not be relied upon as representing SS&C’s estimates as of any subsequent date. SS&C disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.